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                                    FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934

               LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND
             (Exact name of registrant as specified in its charter)


         Delaware                                     32-0073608
 (State of incorporation )                  (I.R.S. Employer Identification No.)

  399 Park Avenue
  New York, New York                                   10022-3902
  (Address of principal executive offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                 Name of each exchange on which
            to be so registered                 each class is to be registered
            -------------------                 ------------------------------
       Common Shares (no par value)                New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         Incorporated by reference to Registrant's registration statement on Form N-2, filed on May 7, 2003 (File No. 333-105069).

Item 2.  Exhibits.

         None




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in New York, New York on the May 7th day of May, 2003.


                                             LEHMAN BROTHERS/FIRST TRUST INCOME
                                             OPPORTUNITY FUND


                                             By:   /s/ Kurt Locher
                                                   ----------------------
                                                   Kurt Locher
                                                   Trustee